Exhibit 10.1

EXECUTION VERSION

SEAGATE HDD CAYMAN

4.125% SENIOR NOTES DUE 2031

PURCHASE AGREEMENT

June 3, 2020

June 3, 2020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Seagate HDD Cayman, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $500,000,000 principal amount of its 4.125% Senior Notes due 2031 (the “Notes”). The Notes will be issued pursuant to the provisions of an Indenture, to be dated on or about June 10, 2020 (the “Indenture”) among the Issuer, the Company (as defined below) and Wells Fargo Bank, National Association, a national banking association, as Trustee (in such capacity, the “Trustee”). The Notes will be unconditionally guaranteed (the “Guarantee,” and together with the Notes, the “Securities”) as to the payment of principal and interest by Seagate Technology plc, a public limited company incorporated under the laws of Ireland (the “Company”).

The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

The Initial Purchasers of the Securities and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement in respect of the Securities, dated the Closing Date (as defined herein), between the Issuer, the Company and the Initial Purchasers (the “Registration Rights Agreement”).

In connection with the sale of the Securities, the Issuer has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Issuer and the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule II hereto; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act). As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.    Representations and Warranties. Each of the Issuer and the Company, jointly and severally, represent and warrant to, and agree with, you that:

(a)     the Time of Sale Memorandum does not contain, and (x) at the time of first sale of the Securities and (y) at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, any General Solicitation that is not an Additional Written Offering Communication, made by the Issuer or the Company or by the Initial Purchaser with the consent of the Issuer and the Company, when considered together with the Time of Sale Memorandum, at the time when made or used did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Preliminary Memorandum as of its date did not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, Additional Written Offering Communication or General Solicitation based upon information relating to any Initial Purchaser furnished to the Company or the Issuer in writing by such Initial Purchaser through you expressly for use therein.

(b)    Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, neither the Company nor the Issuer have prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c)    The Company has been duly incorporated, is validly existing as a public limited company under the laws of Ireland, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and, except in jurisdictions in which “good standing” is not a recognized concept, is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d)    Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited liability company or other similar entity in good standing, except in jurisdictions in which “good standing” is not a recognized concept, under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing, except in jurisdictions in which “good standing” is not a recognized concept, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are directly or indirectly owned by the Company, free and clear of all liens, encumbrances, equities or claims (each, a “Lien”), except for Liens as described in the Time of Sale Memorandum and the Final Memorandum.

(e)    This Agreement has been duly authorized, executed and delivered by the Issuer and the Company.

(f)    The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued.

(g)    The Guarantee contained in the Indenture has been, or will be as of the Closing Date, duly authorized by the Company, and when the Notes are executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, each Guarantee will be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(h)    The execution and delivery by the Issuer and the Company of, and the performance by the Issuer and the Company of their obligations under, this Agreement, the Indenture, the Registration Rights Agreement (collectively, the “Transaction Documents”) and the Securities will not contravene the memorandum and articles of association, charter, by-laws or other organizational documents of the Issuer or the Company or any agreement or other instrument binding upon the Issuer or the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except for such contraventions of applicable law or judgments that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Issuer and the Company to perform their respective obligations under the Transaction Documents or the Securities) or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer or the Company of their respective obligations under the Transaction Documents, except such as (i) may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and sale of the Securities, or (ii) the failure of which to obtain would not reasonably be expected to have a material adverse effect on the power or ability of the Issuer or the Company to perform their respective obligations under the Transaction Documents and the Securities.

(i)    The Indenture has been duly authorized by the Issuer and the Company, and when duly executed and delivered by the Issuer and the Company, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(j)    The Registration Rights Agreement has been duly authorized by the Issuer and the Company, and when duly executed and delivered by the Issuer and the Company, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Issuer and the Company, enforceable against the Issuer and the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution may be limited under applicable law.

(k)    There has been no material adverse change, nor to the knowledge of the Company, any development involving a prospective material adverse change, in the financial condition or in the earnings, business affairs or management of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business from that set forth in or contemplated by the Time of Sale Memorandum.

(l)    Other than as described in the Time of Sale Memorandum and the Final Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a Material Adverse Effect or a material adverse effect on the power or ability of the Issuer or the Company to perform their respective obligations under the Transaction Documents or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum.

(m)    The financial statements included or incorporated by reference in the Time of Sale Memorandum present fairly in all material respects the financial position of the entities purported to be covered as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein).

(n)    Neither the Company nor the Issuer is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)    The Company and its subsidiaries are in compliance with any and all applicable non-U.S., and U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(p)    Except as described in the Time of Sale Memorandum and the Final Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(q)    Neither the Company nor any of its subsidiaries or, to the Company’s knowledge, any director, officer, employee or any agent of the Company or of any of its subsidiaries, has given money or anything else of value, directly or indirectly, to a “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(r)    The operations of the Company and its subsidiaries are and have been conducted in material compliance with all applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws that would reasonably be expected to have a Material Adverse Effect is pending or, to the knowledge of the Company, threatened.

(s)    Neither the Company nor any of its subsidiaries or, to the Company’s knowledge, any director, officer, employee or agent of the Company or of any of its subsidiaries, is, or is owned or controlled by an individual or entity (“Person”) that is: currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea Region, Cuba, Iran, North Korea and Syria) and the Company, including its subsidiaries, represents and warrants that it will not, directly or indirectly, use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary or other Person, to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.

(t)    Subsequent to the respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum, neither the Company nor any of its subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; neither the Issuer nor the Company has purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and there has not been any material change in the share capital, capital stock or long-term debt of the Company and its subsidiaries, except in the case of each of (i), (ii), and (iii) above, as described in, or contemplated by, each of the Time of Sale Memorandum and the Final Memorandum and in the case of purchases of or changes in share capital, pursuant to the Company’s ongoing share repurchase program described in each of the Time of Sale Memorandum and the Final Memorandum, respectively.

(u)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens, except such as are described in the Time of Sale Memorandum and the Final Memorandum or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Memorandum and the Final Memorandum.

(v)    Except as described in the Time of Sale Memorandum and the Final Memorandum, the Company and its subsidiaries own or possess a valid right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property currently employed by them in connection with the operation of the business as currently operated by them, and neither the Company nor any of its subsidiaries, to the knowledge of the Company, has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(w)    (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect; and (ii) to the knowledge of the Company neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or technology owned by the Company or any of its subsidiaries and intended to be kept as proprietary software or (B) any software code or other technology owned by the Company or any of its subsidiaries and intended to be kept as proprietary to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, except as would not reasonably be expected to result in a Material Adverse Effect.

(x)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all of their internal and external privacy policies, contractual obligations relating to privacy, data protection, or information security, and applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, relating to privacy, data protection, and information security with respect to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household or sensitive data considered “personal information” or “personal data” under applicable laws and regulations (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any written notification of or complaint regarding the non-compliance of the Company or any of its subsidiaries with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened in writing against the Company or its subsidiaries alleging non-compliance with any Data Security Obligation.

(y)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and each of its subsidiaries have taken reasonable technical and organizational measures to protect the information technology systems and Data in their possession, or otherwise in their administrative control, and used in connection with the operation of the Company’s and its subsidiaries’ businesses, including reasonable efforts to establish and maintain, and having established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach of and unauthorized destruction, loss, and unauthorized distribution, use, access, disablement, misappropriation or modification of any such information technology system or Data (“Breach”) and (ii) to the Company’s knowledge, there has been no such Breach, and the Company and its subsidiaries have not been notified in writing of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(z)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Memorandum and the Final Memorandum, or, to the knowledge of the Company, is imminent.

(aa)    The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, other than as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Memorandum and the Final Memorandum.

(bb)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses except such as the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor, to the knowledge of the Company, any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Memorandum and the Final Memorandum.

(cc)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)    Each periodic report containing financial statements filed with the Commission by the Company since June 29, 2019 pursuant to Section 13(a) of the Exchange Act complied with the requirements of such section and the information in such reports fairly presented, in all material respects, the financial condition and results of operations of the Company, as of the date of each such filing.

(ee)    Neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any person acting on its or their behalf, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, made any General Solicitation that is not an Additional Written Offering Communication other than General Solicitations listed on Schedule II hereto or those made with the prior written consent of Morgan Stanley & Co. LLC and BofA Securities, Inc., or offered, solicited offers to buy or sold the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act (provided that no representation is made with respect to any Initial Purchaser).

(ff)    None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company, its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S (provided that no representation is made with respect to any Initial Purchaser).

(gg)    Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 7 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(hh)    The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(ii)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.    Agreements to Sell and Purchase. The Issuer hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuer the principal amount of Securities, set forth in Schedule I hereto opposite its name at a purchase price of 99.209% of the principal amount thereof (the “Purchase Price”), payable on the Closing Date (as defined in Section 4 hereof).

3.    Terms of Offering. You have advised the Issuer that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.    Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on June 10, 2020 or at such other time on the same or such other date, not more than five business days after the foregoing date, as may be mutually agreed upon by the Issuer and you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Notes shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5.    Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Time of Sale Memorandum as of the date of this Agreement that, in the Initial Purchasers’ judgment, is material and adverse and that makes it, in the Initial Purchasers’ judgment, impracticable to proceed with the offering, sale and delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b)    The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that, to such officer’s knowledge after due inquiry, the representations and warranties of the Issuer and the Company contained in this Agreement that are qualified as to materiality or material adverse effect are true and correct, and those not so qualified are true and correct in all material respects, as of such date; and each of the Issuer and the Company has complied in all material respects with all of the agreements and has satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before such date.

(c)    The Initial Purchasers shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, P.C., outside U.S. counsel for the Issuer and the Company, dated the Closing Date, to the effect set forth in Exhibit B-1 and a disclosure letter of Wilson Sonsini Goodrich & Rosati, P.C., dated the Closing Date, to the effect set forth in Exhibit B-2. Such opinion and letter shall be rendered to the Initial Purchasers at the request of the Issuer and the Company and shall so state therein.

(d)    The Initial Purchasers shall have received on the Closing Date an opinion of (x) Maples and Calder, outside Cayman Islands counsel for the Issuer, dated the Closing Date, to the effect set forth in Exhibit C, (y) Arthur Cox, outside Irish counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D, and (z) Katherine E. Schuelke, Senior Vice President, Chief Legal Officer and Company Secretary, dated the Closing Date to the effect set forth in Exhibit E.

(e)    The Initial Purchasers shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Initial Purchasers, dated the Closing Date, and a disclosure letter of Davis Polk & Wardwell LLP, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers.

(f)    The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date that is three business days prior to the Closing Date.

6.    Covenants of the Issuer and the Company. The Issuer and the Company, jointly and severally, covenant with each Initial Purchaser as follows:

(a)    To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b)    Before amending or supplementing the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c)    To furnish to you a copy of each proposed Additional Written Offering Communication (other than those identified on Schedule II hereto) to be prepared by or on behalf of, used by, or referred to by the Issuer and the Company and not to use or refer to any such proposed Additional Written Offering Communication to which you reasonably object.

(d)    If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e)    If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the

Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided, however, that nothing contained herein shall require the Company or any of its subsidiaries to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

(g)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under the Transaction Documents, including: the fees, disbursements and expenses of counsel to the Issuer and the Company and accountants of the Issuer and the Company in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Issuer and the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that such fees and disbursements shall not exceed $5,000, any fees charged by rating agencies for the rating of the Securities, the costs and charges of the Trustee and any transfer agent, registrar or depositary, the cost of the preparation, issuance and delivery of the Securities, the costs and expenses of the Issuer and the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuer and the Company, the travel and lodging expenses of the representatives and officers of the Issuer and the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, the document production charges and expenses associated with printing this Agreement and all other cost and expenses incident to the performance of the obligations of the Issuer and the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, their expenses in connection with any road show (including travel and lodging), transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h)    Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i)    To furnish you with any proposed General Solicitation to be made by the Company or on its behalf before its use, and not to make or use any proposed General Solicitation without your prior written consent.

(j)    While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k)    None of the Company or any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities;

and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will comply with the offering restrictions requirement of Regulation S.

(l)    During the period of one year after the Closing Date, the Company will not, and will not permit any of its subsidiaries to, and it will use its commercially reasonable efforts to not permit any of its other affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(m)    Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(n)    The Company will deliver to each Initial Purchaser (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Initial Purchaser may reasonably request in connection with the verification of the foregoing Certification.

Each of the Issuer and the Company also agree that, without the prior written consent of Morgan Stanley & Co. LLC and BofA Securities, Inc. on behalf of the Initial Purchasers, it will not, and the Company agrees that it will not permit any of its subsidiaries to, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities, or warrants to purchase debt securities, of the Issuer or the Company that are substantially similar to the Securities (other than the sale of the Securities under this Agreement).

7.    Offering of Securities; Restrictions on Transfer. Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Issuer and the Company that it will not solicit offers for, or offer or sell, such Securities by any General Solicitation, other than a permitted communication listed on Schedule II hereto, or those made with the prior written consent of the Issuer and the Company or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and it will sell such Securities only to, persons that it reasonably believes to be in the case of offers inside the United States, QIBs and in the case of offers outside the United

States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Time of Sale Memorandum and the Final Memorandum under the caption “Transfer Restrictions.”

(a)    Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i)    such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Issuer and the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii)    such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;

(iii)    the Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

(iv)    such Initial Purchaser has offered the Securities and will offer and sell the Securities as part of their distribution at any time and otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v)    such Initial Purchaser, in relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Securities to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Regulation (EU) 2017/1129 (the “Prospectus Regulation”) and in respect of the United Kingdom The Prospectus (Amendment etc.) (EU Exit) Regulations 2019 (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This offering memorandum has been prepared on the basis that any offer of notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This offering memorandum is not a prospectus for the purposes of the Prospectus Regulation. References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

(vi)    such Initial Purchaser has represented and agreed (A) that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act is complied with or does not apply to the Company and (B) it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom;

(vii)    such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

(viii)    such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used and not otherwise defined in this Section 7(b) have the meanings given to them by Regulation S.

(b)    Each Initial Purchaser, severally and not jointly, agrees not to use any Additional Written Offering Communication other than those approved by the Company in advance in writing or those that, if this offering of Securities were registered under the Securities Act, would not result in the Company being required to file with the Commission under Rule 433(d) such Additional Written Offering Communication as a free writing prospectus prepared by or on behalf of such Initial Purchaser that otherwise would not be required to be so filed by the Company, but for the action of the Initial Purchaser.

(c)    Each Initial Purchaser has not and, severally and not jointly, agrees that it will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of Securities, provided, however, that nothing in this provision precludes the Initial Purchasers from entering into any such contractual arrangement (i) between and among themselves, (ii) with their respective affiliates or (iii) with the prior written consent of the Company.

In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Issuer and the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 hereof, counsels for the Issuer, the Company and the Initial Purchasers may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 7, and each Initial Purchaser hereby consents to such reliance.

8.    Indemnity and Contribution. The Issuer and the Company agree to jointly and severally indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Issuer and the Company, any General Solicitation made by the Issuer and the Company, or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(a)    Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Company and their respective directors, their respective officers and each person, if any, who controls the Issuer or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Issuer and the Company in accordance with Section 6(c), any General Solicitation set forth in Schedule II hereto, or the Final Memorandum or any amendment or supplement thereto.

(b)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. LLC and BofA Securities, Inc., in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuer and the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(d)    The Issuer and the Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuer and the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Issuer, the Company, their officers or directors or any person controlling the Issuer or the Company and acceptance of and payment for any of the Securities.

9.    Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Issuer, if after the execution and delivery of this Agreement and prior to the Closing Date trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10.    Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser, the Issuer or the Company. In any such case either you or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Issuer or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer or the Company shall be unable to perform its obligations under this Agreement, the Issuer and the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11.    Entire Agreement.    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Issuer, the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering of the Securities, and the purchase and sale of the Securities.

(a)    The Issuer and the Company acknowledge that in connection with the offering of the Securities: the Initial Purchasers have acted at arms length, are not agents of, and owe no fiduciary duties to, the Issuer, the Company or any other person, the Initial Purchasers owe the Issuer and the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and the Initial Purchasers may have interests that differ from those of the Issuer and the Company. The Issuer and the Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any subsequent purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

14.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.    Consent to Jurisdiction; Appointment of Agent for Service of Process. The Issuer and the Company, jointly and severally, agree that:

(a)    Any suit, action or proceeding against the Issuer or Company arising out of or relating to this Agreement may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and the Issuer and the Company each irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Company each irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Company and may be enforced in any court to the jurisdiction of which the Issuer or the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or the Company in the manner provided by this Section 15.

(b)    The Issuer and the Company each hereby appoint Seagate Technology (US) Holdings, Inc., as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Authorized Agent hereby accepts such appointment and agrees to act as said agent for service of process. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Company. Notwithstanding the foregoing, any action involving the Issuer or the Company arising out of or relating to this Agreement may be instituted in any court of competent jurisdiction in any other jurisdiction.

(c)    Any action, suit or proceeding brought by the Issuer and/or the Company against the Initial Purchasers arising out of or based upon this Agreement and the transactions contemplated herein shall be brought solely in a U.S. Federal or state court in the Borough of Manhattan, The City of New York, New York, and the Issuer and the Company shall not initiate or seek to initiate, in any other jurisdiction other than in such New York courts, any action, suit or proceeding against the Initial Purchasers arising out of or based upon this Agreement and the transactions contemplated herein. The foregoing shall apply, without limitation, to any action seeking to obtain any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning, any claim by the Initial Purchasers in respect of this Agreement and any transaction contemplated herein, and any action challenging the enforceability of or seeking to invalidate in any respect the submission by the Issuer and the Company hereunder to the jurisdiction of such New York courts or the designation, pursuant to this Section 15, of the laws of the State of New York as the law applicable to this Agreement.

(d)    The provisions of this Section 15 shall survive any termination or cancellation of this Agreement.

16.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Issuer and the Company with respect to any sum due from it to any Initial Purchaser or any person controlling any Initial Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Initial Purchaser or controlling person of any sum in such other currency, and only to the extent that such Initial Purchaser or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Initial Purchaser or controlling person hereunder, the Issuer and the Company, jointly and severally, agree as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser or controlling person hereunder, such Initial Purchaser or controlling person agrees to pay to the Issuer and Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser or controlling person hereunder.

17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to to Morgan Stanley & Co., LLC at 1585 Broadway, Floor 29, New York, New York 10036, Attention: Investment Banking Division (facsimile: (212) 507-8999), with a copy to the Legal Department and to BofA Securities, Inc. at 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Attention: High Grade Transaction Management (Facsimile: (646) 855 5958); if to the Issuer, the Company or the Authorized Agent shall be delivered, mailed or sent to it at 47488 Kato Road, Fremont, California 94538, Attention: Katherine E. Schuelke, Senior Vice President, Chief Legal Officer and Company Secretary.

19.    Recognition of the U.S. Special Resolution Regimes. (a)In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SEAGATE HDD CAYMAN, as Issuer

By:	/s/ Walter Chang
Name:	Walter Chang
Title:	Treasurer

SEAGATE TECHNOLOGY PLC, as Guarantor

By:	/s/ Gianluca Romano
Name:	Gianluca Romano
Title:	Executive Vice President and Chief Financial Officer

[Purchase Agreement Signature Page]

Accepted as of the date hereof MORGAN STANLEY & CO. LLC Acting severally on behalf of itself and the several Initial Purchasers named in Schedule I hereto. By:Morgan Stanley & Co. LLC
By:	/s/ Ian Drewe
Name:	Ian Drewe
Title:	ED

[Purchase Agreement Signature Page]

Accepted as of the date hereof BOFA SECURITIES, INC. Acting severally on behalf of itself and the several Initial Purchasers named in Schedule I hereto. By: BofA Securities, Inc.

By:	/s/ Laurie Campbell
Name:	Laurie Campbell
Title:	Managing Director

[Purchase Agreement Signature Page]

SCHEDULE I

Initial Purchasers	Principal Amount of Notes to be Purchased
Morgan Stanley & Co. LLC	$150,000,000
BofA Securities, Inc.	115,000,000
Wells Fargo Securities, LLC	50,000,000
MUFG Securities Americas Inc.	37,500,000
Scotia Capital (USA) Inc.	37,500,000
BNP Paribas Securities Corp.	25,000,000
U.S. Bancorp Investments, Inc.	25,000,000
Citigroup Global Markets Inc.	15,000,000
DBS Bank Ltd.	15,000,000
ICBC Standard Bank Plc	15,000,000
Oversea-Chinese Banking Corporation, Limited	15,000,000

Total:	$500,000,000

I-1

SCHEDULE II

Permitted Communications

Permitted Additional Written Offering Communications

1. Pricing Term Sheet dated June 3, 2020, attached as Exhibit A hereto

Permitted General Solicitations other than Permitted Additional Written Offering Communications set forth above

None.

II-1

EXHIBIT A

PRICING TERM SHEET

A-1

Seagate HDD Cayman

Pricing Term Sheet

June 3, 2020

4.125% Senior Notes due 2031

This Pricing Term Sheet dated June 3, 2020 (this “Pricing Term Sheet”) supplements the Preliminary Offering Memorandum dated June 3, 2020 of Seagate HDD Cayman (the “Preliminary Offering Memorandum”) and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Preliminary Offering Memorandum.

Issuer:	Seagate HDD Cayman

Guarantor:	Seagate Technology plc, a public limited company organized under the laws of Ireland

Gross Proceeds:	$499,295,000

Trade Date:	June 3, 2020

Settlement Date*:	June 10, 2020 (T+5)

Expected Ratings (Moody’s / S&P / Fitch)**:	Baa3 / BBB- / BBB-

Joint-Lead and Joint Bookrunning Managers:	Morgan Stanley & Co. LLC
BofA Securities, Inc.
Wells Fargo Securities, LLC
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.

Co-Managers:	BNP Paribas Securities Corp.
U.S. Bancorp Investments, Inc.
Citigroup Global Markets Inc.
DBS Bank Ltd.
ICBC Standard Bank Plc
Oversea-Chinese Banking Corporation, Limited

Security Description:	4.125% Senior Notes due 2031 (the “2031 Notes”)

Principal Amount:	$500,000,000

Coupon:	4.125%

Maturity:	January 15, 2031

Offering Price:	99.859%, plus accrued interest, if any, from June 10, 2020

Yield to Maturity:	4.141%

Spread to Treasury:	+337.5 basis points

Benchmark:	0.625% UST due May 15, 2030

Benchmark Treasury Price and Yield:	98-21 / 0.766%

Interest Payment Dates:	July 15 and January 15, commencing on January 15, 2021

Optional Redemption:	At any time prior to October 15, 2030 (three months prior to the maturity date of the 2031 Notes) (the “2031 Notes Par Call Date”), the Issuer may redeem some or all of the 2031 Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the 2031 Notes redeemed, plus (2) the excess, if any, of (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 Notes being redeemed (as if the 2031 Notes matured on the 2031 Notes Par Call Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at a rate equal to the sum

	of the Treasury Rate plus 50 basis points, minus accrued and unpaid interest, if any, on the 2031 Notes being redeemed to, but excluding, the redemption date over (b) the principal amount of the 2031 Notes being redeemed, plus (3) accrued and unpaid interest on the 2031 Notes being redeemed, if any, to, but excluding, the redemption date. At any time on or after October 15, 2030, the Issuer may redeem some or all of the 2031 Notes at a redemption price equal to 100% of the principal amount of the 2031 Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

CUSIP Numbers:	144A/Reg S:	81180W AY7 / G79456 AL6

ISIN Numbers:	144A/Reg S:	US81180WAY75 / USG79456AL67

Denominations:	$2,000

Increments:	$1,000

*

Delivery of the 2031 Notes is expected on or about June 10, 2020 which will be the fifth business day following the date of pricing of the 2031 Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2031 Notes prior to the delivery of the 2031 Notes will be required, by virtue of the fact that the 2031 Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2031 Notes who wish to trade 2031 Notes prior to their date of delivery hereunder should consult their own advisor.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The 2031 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the laws of any other place, and are being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States in compliance with Regulation S under the Securities Act.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

EXHIBIT B-1

FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.

1.    The Purchase Agreement has been duly executed and delivered by each of the Issuer and the Guarantor in accordance with the law of the State of New York.

2.    The Indenture has been duly executed and delivered by each of the Issuer and the Guarantor in accordance with the law of the State of New York, and the Indenture constitutes a valid and binding obligation, enforceable against each of the Issuer and the Guarantor in accordance with its terms.

3.    The Notes have been duly executed by the Issuer in accordance with the law of the State of New York and when authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered to the Initial Purchasers against payment of the purchase price therefor specified in the Purchase Agreement, the Notes and the Guarantee will constitute valid and binding obligations of the Issuer and the Guarantor, respectively, enforceable against each of the Issuer and the Guarantor, respectively, in accordance with their terms; and are entitled to the benefits of the Indenture.

4.    The Registration Rights Agreement has been duly executed and delivered by the Issuer and the Guarantor in accordance with the law of the State of New York and constitutes a valid and binding obligation, enforceable against each of the Issuer and the Guarantor in accordance with its terms.

5.    The execution and delivery by the Issuer and the Guarantor of the Operative Documents to which each is a party, the performance by the Issuer and the Guarantor of their respective obligations under the Purchase Agreement and the undertaking of the covenants set forth in the Operative Documents to which each is a party, and the issuance and sale of the Securities or the consummation of any other of the transactions contemplated thereby do not violate or, with respect to clause (B) of this paragraph, constitute a default under, (A) any provision of any federal or New York state law, rule or regulation known to us to be customarily applicable to transactions of the nature contemplated by the Purchase Agreement; or (B) any Reviewed Agreement.

6.    No consent, approval, authorization of, or designation, declaration or filing with, any governmental authority on the part of the Issuer or the Guarantor is required for the valid execution and delivery of the Purchase Agreement or the consummation of the transactions contemplated thereby or by the Indenture or the Registration Rights Agreement, or the offer, sale or issuance of the Securities, except as may be expressly contemplated by the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities and such consents, approvals, authorizations, designations, declarations or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.

7.    The statements set forth in the Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes”, insofar as such statements purport to constitute a summary of the terms of the Indenture and the Securities, fairly and accurately summarize the matters referred to therein in all material respects.

8.    The statements set forth in the Disclosure Package and the Final Offering Memorandum under the caption “United States Federal Income Tax Considerations”, insofar as such statements purport to constitute a summary of the United States federal tax laws referred to therein or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

9.    The Issuer and the Guarantor are not and, immediately after giving effect to the offering and sale of the Notes to be sold by the Issuer and the application of the proceeds thereof as described in the Disclosure Package and the Final Offering Memorandum, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.

10.    No registration of the Securities under the Act and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and delivery of the Securities by the Issuer and the Guarantor to the Initial Purchasers pursuant to the Purchase Agreement and the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum (it being understood that no opinion is expressed as to any subsequent resale of the Securities).

EXHIBIT B-2

FORM OF DISCLOSURE LETTER OF

WILSON SONSINI GOODRICH & ROSATI, P.C.

In the course of such participation, review and discussion no facts have come to our attention that have caused us to believe that:

(i)    the Pricing Disclosure Package, as of [●] p.m. New York time on June [●], 2020, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(ii)    the Final Offering Memorandum, as of its issue date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C

FORM OF OPINION OF MAPLES AND CALDER

1	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.1	The Issuer has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

1.2	The Issuer has all requisite power and authority under the Memorandum and Articles of Association to enter into, execute and perform its obligations under the Transaction Documents and the Notes.

1.3

The execution and delivery of the Transaction Documents do not, and the issue and offer of the Notes by the Company and the performance by the Issuer of its obligations thereunder will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles, or any law, public rule or regulation applicable to the Issuer currently in force in the Cayman Islands.

1.4

The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Issuer and, assuming the Transaction Documents have been executed and unconditionally delivered by a duly authorised signatory of the Issuer the Transaction Documents, have been duly executed and delivered on behalf of the Issuer, and constitute the legal, valid and binding obligations of the Issuer enforceable in accordance with their terms.

1.5

The Notes have been duly authorised by the Issuer and when the Notes are signed in facsimile or manually by an authorised signatory of the Issuer and, when, authenticated in the manner set forth in the Indenture and delivered against due payment, the conditions relating to the issuance of the Notes contained in the Indenture have been satisfied and when appropriate entries are made in the securities register in respect of the Notes, the Notes will be duly executed, issued and delivered and the Notes will constitute the legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms.

1.6

No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the creation, execution or delivery of the Transaction Documents and the Notes by the Issuer;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents and the Notes against the Issuer; or

(c)	the performance by the Issuer of its obligations under any of the Transaction Documents, and the Notes.

1.7

Except as set forth in the qualification at paragraph 4.3 below, no stamp duties, taxes, fees or charges are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the creation, offering, issue or delivery of the Notes;

(b)	the execution or delivery of the Transaction Documents and the Notes;

(c)	the enforcement or admissibility in evidence of the Transaction Documents and the Notes;

(d)	payments made under, or pursuant to, the Transaction Documents and the Notes; or

(e)	gains derived from the disposal of the Notes.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

1.8	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Transaction Documents and the Notes.

1.9

Based solely on our search of the Register of Writs and Other Originating Process (together, the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Issuer to the close of business (Cayman Islands time) on [●] June 2020 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding up petition), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Issuer is identified as a defendant or respondent.

1.10

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

1.11

It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Notes that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

1.12

The Issuer is free to acquire, sell and hold foreign currencies and to issue securities and obligations denominated in a foreign currency under the laws of the Cayman Islands. The Cayman Islands currently have no foreign exchange control laws or regulations.

1.13

None of the parties to the Transaction Documents (other than the Issuer) or the holders of Notes is or will be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands solely by reason of the negotiation, preparation or execution of the Transaction Documents and the Notes.

1.14

The submission by the Issuer under the Transaction Documents and the Notes to the non-exclusive jurisdiction of the Relevant Jurisdiction is legal, valid and binding on the Issuer assuming that the same is true under the governing law of the Transaction Documents and the Notes and under the laws, rules and procedures applying in Relevant Jurisdiction.

1.15

The Issuer is not entitled to any immunity under the laws of the Cayman Islands whether characterised as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Transaction Documents or the Notes (including, without limitation, immunity from service of process, immunity from jurisdiction prior to entry of judgment or from attachment in aid of execution upon a judgment in respect of itself or its property).

1.16

None of the parties to the Transaction Documents (other than the Issuer) is required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce its rights under, or by reason of the execution or delivery and performance (outside of the Cayman Islands) of, any of the Transaction Documents to which it is a party.

1.17	There is no applicable money or interest limitation law in the Cayman Islands which may restrict the recovery of any amount expressed to be payable under or in connection with the Notes.

EXHIBIT D

FORM OF OPINION OF ARTHUR COX

1.	Opinion

Subject to the assumptions and qualifications set out in this Opinion, we are of the opinion that:

Capacity, Authority and Status

1.1	The Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland.

1.2

The Company has the necessary corporate power and authority under its Constitution to execute and deliver any and all of the Transaction Documents and to perform its obligations thereunder in accordance with the terms thereof.

1.3	The entry into the Transaction Documents by the Company and the performance of its obligations thereunder does not contravene:

(a)	any law of Ireland applicable to the Company; or

(b)	the Company’s Constitution.

1.4

All necessary corporate action required on the part of the Company to authorise the execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder has been duly taken and the Transaction Documents have been duly executed by the Company.

1.5

No consent, authorisation, licence or approval or other action from any Irish governmental or public body or public authority and no registration, filing or recording of any of the Transaction Documents or any instrument relating thereto in any Irish public office, governmental authority or regulatory body is necessary under the laws of Ireland to ensure the validity and enforceability of the Transaction Documents against the Company or is required in connection with the execution and delivery of the Transaction Documents and performance by the Company of the Transaction Documents.

1.6

The Company does not have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Ireland.

1.7

Based only on the Corporate Certificate and the Searches, the Company has not taken any corporate action for its winding up, dissolution, court protection or reorganisation or for the appointment of an examiner, liquidator, trustee or similar officer in respect of the Company or any or all of its assets. No other party has taken any action or commenced any proceedings for the winding up, dissolution, court protection or reorganisation of the Company or for the appointment of a receiver, liquidator, examiner, trustee or similar officer in respect of the Company or any or all of the Company’s assets, revenues or undertakings.

No Licences required

1.8

It is not necessary that the Trustee or any of the Initial Purchasers be licensed, qualified or otherwise entitled to carry on business in Ireland to enable them to execute the Transaction Documents to which they are a party and perform their obligations under the Transaction Documents to which they are a party.

Taxes

1.9	The Company should not be required to make any deduction or withholding for or on account of Irish income tax from payments pursuant to the Guarantee (as defined in Schedule 1).

1.10	Under the laws of Ireland there is no stamp duty or similar charges or duties payable in Ireland in relation to the Transaction Documents.

1.11

The statements in the Time of Sale Memorandum and the Final Memorandum entitled “Ireland Tax Considerations” are correct as to legal matters in all material aspects in so far as they summarise the laws of Ireland relating to tax.

1.12	Neither the Trustee nor any of the Initial Purchasers is or will be deemed to be resident, domiciled or carrying on business in Ireland solely by reason of entering into the Transaction Documents.

Interest

1.13

There is no interest limitation law in Ireland which would apply to the Company and which would restrict the recovery of any amount expressed to be payable under or in connection with the Notes or the Guarantee (each as defined in Schedule 1) by the Company.

Governing law and jurisdiction

1.14

In any proceedings taken in Ireland for the enforcement of the Transaction Documents, the choice of the laws of the State of New York as the governing law of any of the Transaction Documents will be recognised by the courts of Ireland pursuant to Article 3 of the Rome I Regulation (EC) No. 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (the “Rome I Regulation”) with respect to matters falling within the scope of the Rome I Regulation.

1.15

Council Regulation (EC) No 864/2007 of 11 July 2007 on the law applicable to non-contractual obligations (the “Rome II Regulation”) has force of law in Ireland. The incorporation of the laws of the State of New York as the governing law of non-contractual obligations arising out of the Transaction Documents is, in each case, in respect of non-contractual obligations which are within the scope of the Rome II Regulation, valid in accordance with Article 14(1) of the Rome II Regulation and, accordingly, the laws of the State of New York will be applied by the courts of Ireland if any claim to enforce such non-contractual obligations against the Company comes under their jurisdiction.

1.16

The courts of Ireland will enforce the submission by the Company to the jurisdiction of any State or U.S. Federal Court in the Borough of Manhattan, The City of New York, New York to the extent so submitted and a judgment of any such court will be enforced by the courts of Ireland if the following general requirements are met:

(a)	the foreign judgment is for a definite sum;

(b)

the foreign court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and

(c)

the foreign judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however, the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive.

Agent for Service of Process

1.17

The appointment of Seagate Technology (US) Holdings, Inc. as agent for service of process in any suit or proceeding based on or arising under any of the Transaction Documents would be recognised by the courts of Ireland.

EXHIBIT E

FORM OF OPINION OF KATHERINE E. SCHUELKE

To my knowledge there are no pending or threatened actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties other than proceedings fairly summarized in all material respects in the Time of Sale Memorandum and proceedings which are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum.

E-1